                                                                       EXHIBIT 3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of Post-Effective Amendment No. 1 to the registration statement on Form S-6 (the Registration Statement) of our report dated April 27, 1995, relating to the Statement of Financial Condition of MidCap SPDR Trust, Series I, including the Schedule of Investments, which appears in such Prospectus. We also consent to the reference to us under the heading "Accountants".




/s/ Price Waterhouse LLP

Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
January 4, 1996